Exhibit 99.4

Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Information Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@cistchina.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Information Security Technology, Inc. Establishes Committees in
Compliance with NASDAQ Corporate Governance Requirements

SHENZHEN, China, April 14 /Xinhua-PRNewswire-FirstCall/ -- China Information Security Technology, Inc., (OTC Bulletin Board: CIFS) ('China Information Security', 'CIST' or the 'Company'), a leading provider of public security information technology and Geographic Information Systems ('GIS') software services, today announced that it has established three committees -- audit, compensation and nominating, to comply with all NASDAQ corporate governance requirements.

The Company's new independent director, Mr. Sean Shao will also serve as Chairman of the Audit Committee. 'I am pleased to be associated with this best of breed growth company. As the Chief Financial Officer of NYSE listed Trina Solar, and currently an associate member of the American Institute of Certified Public Accountants, I will work to ensure the Company's strict adherence to US GAAP standards.'

'The establishment of the three committees will ensure that we continue to work in the best interest of all shareholders,' said Mr. Jiang Huai Lin, CEO of China Information Security. 'We look forward to Mr. Shao's contributions and guidance as Chairman of the Audit Committee to help take our Company to the next level.'

About China Information Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Information Security is focused on the development and implementation of large scale, high-tech public security and Geographic Information System ('GIS') related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e- Government Platform services, software sales and maintenance. Through its exclusive contractual arrangement with iASPEC Software Company Limited (iASPEC), China Information Security has the licenses to 16 registered and copyrighted software applications in China. In addition, iASPEC is considered the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts. To learn more about the Company, please visit the corporate website at http://www.cistchina.com.

Safe Harbor Statement

This press release may contain certain 'forward-looking statements' relating to the business of China Information Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are 'forward-looking statements' including statements regarding the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as 'believes,' 'expects' or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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